Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan of our report dated November 21, 2007, with respect to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of TransDigm Group Incorporated included in its Annual Report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

Cleveland, Ohio

August 7, 2008